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Rothstein Kass



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use in this Pre-effective Amendment No. 1 to Registration Statement No. 333-159684 of Old Mutual Absolute Return Fund, L.L.C. on Form N-2 of our reports for Old Mutual Absolute Return Fund, L.L.C. and Old Mutual Absolute Return Master Fund, L.L.C. both dated May 28, 2009, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" in the Prospectus.




/s/ Rothstein, Kass & Company, P.C.


Roseland, New Jersey
July 27, 2009



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